EXHIBIT 21             SUBSIDIARIES OF FIDELITY FEDERAL BANCORP

                                                                JURISDICTION OF
NAME                                                             INCORPORATION
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Fidelity Federal Bancorp:
    United Fidelity Bank, fsb                                       Indiana
    Village Affordable Housing Corporation                          Indiana

Also included are the subsidiaries of United Fidelity Bank, fsb:
    Village Insurance Corporation                                   Indiana
    Village Housing Corporation                                     Indiana
    Village Management Corporation                                  Indiana
    Village Capital Corporation                                     Indiana